Report of Independent Registered Public Accounting Firm
To the Board of Directors, PNC Financial Services Group, Inc.:
We have examined management's assertion, included in the accompanying Report on Assessment of
Compliance with Regulation AB Servicing Criteria, that Midland Loan Services, a division of PNC Bank,
National Association ("Midland" or the "Company") complied with the servicing criteria set forth in

Item 1122(d) of the Securities and Exchange Commission's Regulation AB for the commercial mortgage-backed securities transactions (the "Platform"), as of December 31, 2012 and for the year then
ended, excluding criteria 1122(d)(1)(iii),1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D),
1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the servicing activities performed by it with respect to the Platform.  Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.
Our examination was conducted in accordance with attestation standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such ot
her procedures as we considered necessary in the circumstances. Our examination included testing of selected asset-backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion.
Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our
opinion, management's assertion that Midland Loan Services complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2012 for the Platform is fairly stated, in all material respects.
/s/ PricewaterhouseCoopers LLP
March 1, 2013